UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2009

FALCONSTOR SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23970	77-0216135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Huntington Quadrangle, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 631-777-5188

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)           On November 30, 2009, the FalconStor Software, Inc. (the “Company”), Board of Directors voted to expand the size of the Board from six to nine.  On November 30, 2009, the Company’s Board of Directors elected the following Directors to fill the newly created positions:

Irwin Lieber, for a term expiring at the Company’s 2012 Annual Meeting of Stockholders;
Eli Oxenhorn, for a term expiring at the Company’s 2011 Annual Meeting of Stockholders; and
Barry Rubenstein, for a term expiring at the Company’s 2010 Annual Meeting of Stockholders.

Upon election, each of these Directors was awarded options to purchase 45,000 shares of Company common stock pursuant the FalconStor Software, Inc., 2007 Outside Directors Equity Compensation Plan, and options to purchase 5,000 shares of Company Common Stock pursuant to the FalconStor Software, Inc., 2006 Incentive Stock Plan.  All options granted are subject to certain vesting and other restrictions.

The text of a press release issued by the Company on December 2, 2009, regarding, among other things, the election of these Directors is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press release of the Company dated December 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FALCONSTOR SOFTWARE, INC.

Dated: December 2, 2009	By:	/s/ James Weber
	Name:	James Weber
	Title:	Chief Financial Officer and Vice President